SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: May 21, 2002
                        (Date of earliest event reported)


                             HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



   Delaware                      0-5411                 23-2413500
(State or other               (Commission              (IRS Employer
 jurisdiction of               File Number)             Identification
 incorporation)                                            Number)


  3061 Industry Drive, Lancaster, Pennsylvania           17603-4025
   (Address of principal executive offices)              (Zip Code)



Registrant's telephone number including area code   (717) 397-2777


------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 4.   Changes in Registrant's Certifying Accountant

     (a) At a meeting held on May 21, 2002, the Board of Directors of the Company, at the recommendation of its Audit Committee, approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending July 28, 2002 to replace the firm of Arthur Andersen LLP, who were dismissed as auditors of the Company effective May 21, 2002.

     The reports of Arthur Andersen LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended July 30, 2000 and July 29, 2001, and through the date of this report, there were no disagreements or reportable events with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report.

     (b) The Company has not had any discussions nor received any written opinion or oral advice from Ernst & Young LLP during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the registrant's financial statements.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          (16) Letter from Arthur Andersen LLP required by Item 304(a)(3) of Regulation S-K.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HERLEY INDUSTRIES, INC.

                                        /s/ Myron Levy
                                   By:
                                       Myron Levy
                                       Chief Executive Officer
Dated: May 24, 2002